Exhibit 4.24

CERTAIN IDENTIFIED CONFIDENTIAL INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT BECAUSE IT IS (I) CUSTOMARILY AND ACTUALLY TREATED AS PRIVATE OR CONFIDENTIAL AND (II) NOT MATERIAL.

CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [***].

SUPPLY AGREEMENT

for manufacture and supply of single chamber cartridges, pre-filled with TransCon PTH [***] assembled [***]

effective as of October 1st, 2022

by and between

ASCENDIS PHARMA A/S

and

VETTER PHARMA INTERNATIONAL GMBH

TABLE OF CONTENTS

ARTICLE 1: DEFINITIONS

ARTICLE 2: MANUFACTURE AND GOVERNANCE

ARTICLE 3: MATERIALS

ARTICLE 4: BATCH SIZE AND YIELD

ARTICLE 5: INSPECTION & ACCEPTANCE

ARTICLE 6: NON-CONFORMANCE, LOSSES AND RESUPPLY

ARTICLE 7: CAPACITY AGREEMENT, FORECAST AND PURCHASE ORDERS

ARTICLE 8: RELEASE AND DELIVERY

ARTICLE 9: PRICES AND PAYMENTS

ARTICLE 10: APPROVALS, AUDITS, CHANGES AND REGULATORY

SERVICES

ARTICLE 11: INTELLECTUAL PROPERTY

ARTICLE 12: LIABILITY, INDEMNIFICATION, INSURANCE AND RECALL

ARTICLE 13: LIMITATIONS

ARTICLE 14: TERM AND TERMINATION

ARTICLE 15: ANTI-BRIBERY AND DATA PROTECTION

ARTICLE 16: CONFIDENTIALITY

ARTICLE 17: MISCELLANEOUS

ANNEX 1: SC-TERMS AND CAPACITY AGREEMENT

ANNEX 2: PRICES

ANNEX 3: EQUIPMENT

ANNEX 4: COMMERCIAL QUALITY AGREEMENT

THIS SUPPLY AGREEMENT, made and entered into as of the date written above (hereinafter, this “Agreement”), by and between Ascendis Pharma A/S, a company duly organized and existing under the laws of Denmark and having its place of business located at Tuborg Boulevard 12, 2900 Hellerup, Denmark (“Ascendis”), and Vetter Pharma International GmbH, a company duly organized and existing under the laws of Germany, having its principal place of business at Eywiesenstraße 5, 88212 Ravensburg, Germany (“Vetter International”),

W I T N E S S E T H:

WHEREAS, Ascendis desires the Manufacture and supply of single chamber cartridges, pre-filled with TransCon PTH [***], assembled [***] for use within the Territory;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and subject to the terms and conditions of this Agreement, Ascendis and Vetter International agree as follows:

ARTICLE 1: DEFINITIONS

For all purposes of this Agreement, and all amendments thereto, the following capitalized terms, whether used in the singular or plural, shall have the same and uniform meanings as below defined and specified, unless the context otherwise requires:

(1)
“Affiliate” shall in respect of Ascendis mean any person, firm, company, or entity which is directly or indirectly controlled by Ascendis, and with respect to Vetter International, any person, firm, company, or entity which is under common control of the trustees/executors of the estate of Helmut Vetter. For all purposes hereof, “control” shall mean owning more than fifty percent (50%) of the voting stock or interests.

(2)
“Agreed Specifications” shall have the meaning set forth in the Commercial Quality Agreement.

(3)
“Agreement” shall mean this supply agreement and its Annexes, specifically including the Commercial Quality Agreement.

(4)
“Annex” shall mean an annex attached to this Agreement.

(5)
“API” shall mean TransCon PTH as specified in Appendix 2 of the Commercial Quality Agreement.

(6)
“New Ascendis IP” shall have the meaning set forth in Section 11(2).

(7)
“Appendix” shall mean an appendix attached to the Commercial Quality Agreement.

(8)
“Article” shall mean an article of this Agreement (excluding the Commercial Quality Agreement).

(9)
“Ascendis” shall have the meaning set forth first above.

(10)
“Ascendis Disclosed Manufacture IP” means any generally applicable manufacturing IP of Ascendis disclosed by Ascendis to Vetter International and/or any of its Affiliates under this Agreement and implemented at the Facility upon specific written request of Ascendis.

(11)
“Ascendis Materials” shall mean the materials provided by Ascendis or on behalf of Ascendis by third party supplier directly engaged by Ascendis including API as further detailed in the Commercial Quality Agreement.

(12)
“Business Day” shall mean any calendar day other than a Saturday, a Sunday or a calendar day on which commercial banks located in Baden-Württemberg, Germany or Denmark, are authorized or required by law to be closed.

(13)
“Commercial Quality Agreement” shall mean the commercial quality agreement, including all Appendices, attached hereto as Annex 4, which Vetter International shall cause Vetter Pharma to enter into with respect to the quality of the Product.

(14)
“Completion Date” shall have the meaning set forth in Section 14(1).

(15)
“Confidential Information” shall have the meaning set forth in Section 16 (2).

(16)
“Costs and Liabilities” shall mean damages, liabilities, claims, suits, awards, judgments, costs and/or expenses, including any court costs and/or reasonable attorneys’ fees.

(17)
“Critical Deviations” shall have the meaning set forth in the Commercial Quality Agreement.

(18)
"SCC" shall mean Single Chamber Cartridge.

(19)
“Delivery Date” means the date that Product shall be delivered pursuant to the Business Day specified by Ascendis in the Purchase Order confirmed by Vetter International in writing [***].

(20)
“Deviations” shall have the meaning set forth in the Commercial Quality Agreement.

(21)
“Discloser” shall have the meaning set forth in Section 16(1).

(22)
“Effective Date” shall mean the day and year set forth first above.

(23)
“EMA” shall mean the European Medicines Agency, or any successor agency.

(24)
“Equipment” shall mean the equipment in more detail set forth in Annex 3.

(25)
“Facility” shall mean the manufacturing and logistics facilities used for the Manufacture and located in or near [***].

(26)
“FDA” shall mean the Food and Drug Administration of the United States of America, or any successor agency.

(27)
“Final Release” shall have the meaning defined in Section 8(2) (b).

(28)
“Force Majeure” shall have the meaning set forth in Section 17(1).

(29)
“GMP” shall have the meaning set forth in the Commercial Quality Agreement.

(30)
“Information of Ascendis” shall have the meaning set forth in the Commercial Quality Agreement and referred to by the respective Appendix thereof.

(31)
“Initial Term” shall have the meaning as set forth in Section 14(1).

(32)
“IP” shall have the meaning set forth in Section 11(1).

(33)
“JPSC” shall have the meaning set forth in Section 2 (6).

(34)
“Major Deviations” shall have the meaning set forth in the Commercial Quality Agreement.

(35)
“Manufacture” or “Manufacturing” shall have the meaning set forth in the Commercial Quality Agreement.

(36)
“General Manufacture Invention” shall have the meaning set forth in Section 11(3).

(37)
“Non-Conformance” or “Non-Conforming” shall mean with respect to a Product or batch of Product failure to conform to the Standard and having a significant impact with regard to GMP compliance or the Product quality.

(38)
“Parties” shall mean Ascendis and Vetter International, and “Party” shall mean either thereof.

(39)
“Purchase Order” shall mean a document issued by Ascendis and sent for confirmation to Vetter International constituting a binding commitment to purchase a specified quantity of Product for delivery on a requested delivery date.

“Pre-Existing IP” shall have the meaning set forth in Section 11(1).

(40)
“Product” shall have the meaning set forth in the Commercial Quality Agreement.

(41)
“Recipient” shall have the meaning set forth in Section 16 (1).

(42)
“Regulatory Approvals” shall have the meaning set forth in the Commercial Quality Agreement.

(43)
“Regulatory CMC Dossier” shall mean the part of the documentation related to CMC (Chemistry, Manufacturing and Controls) information to be submitted to the authorities to support regulatory applications, including for Regulatory Approvals, relevant to the Manufacture of Product.

(44)
“Regulatory Services” shall have the meaning set forth in Section 10 (3).

(45)
“Release” shall have the meaning defined in Section 8(2)a).

(46)
“Representatives” shall mean any Affiliate and/or any employee, officer, director and trustee/executor of a Party and/or an Affiliate.

(47)
“Rolling Forecast” shall have the meaning set forth in Section 1.2 of Annex 1.

(48)
“Rules” shall have the meaning set forth in Section 16 (13).

(49)
“Services” shall mean Vetter International’s performance of Manufacture services or other related services for Ascendis subcontracted by Vetter International to Vetter Pharma to be performed by Vetter Pharma.

(50)
“SC-Terms” shall mean the terms attached as Annex 1.

(51)
“Section” shall mean a subsection of an Article.

(52)
“SOPs” shall have the meaning set forth in the Commercial Quality Agreement.

(53)
"Standard" shall mean, with respect to: (i) the performance of the Manufacturing, meeting the Agreed Specifications, complying with GMP (if and as applicable under the Commercial Quality Agreement), the rules and regulations officially published and promulgated by the FDA and EMA, and applicable SOPs; and (ii) the performance of the Regulatory Services, complying with the rules and regulations officially published and promulgated by the FDA and EMA.

(54)
“Term” shall have the meaning set forth in Section 14(1).

(55)
“Territory” shall mean [***] under consideration of Ascendis’ obligations as stipulated in Section 2 (3) in case Ascendis wants to market Product in countries with quality requirements deviating from the Standard.

(56)
“Vetter Competitor” shall have the meaning set forth in Section 10 (7).

(57)
“Vetter International” shall have the meaning set forth first above.

(58)
“Vetter Materials” shall have the meaning set forth in the Commercial Quality Agreement.

(59)
“Vetter Pharma” shall mean Vetter Pharma-Fertigung GmbH & Co. KG, a company duly organized and existing under the laws of Germany, having its principal place of business at Schützenstraße 87, 88212 Ravensburg, Germany, the parent company of Vetter International.

(60)
“Warehouse” shall mean the warehousing facility of Vetter Pharma located at [***].

ARTICLE 2: MANUFACTURE AND GOVERNANCE

(1)
Performance. Vetter International shall supply the Product to Ascendis in accordance with the terms of this Agreement, it being understood and agreed that the Manufacture of the Product shall be subcontracted by Vetter International to Vetter Pharma and be performed by Vetter Pharma, all as set forth and more fully described in the Commercial Quality Agreement. Upon Ascendis’ reasonable request (e.g. Service that relates to the marketing and release of the Product), subject to Vetter International review, overall capacity and using commercial reasonable efforts, Vetter International shall cause Vetter Pharma to perform additional services (e.g. services referring to ongoing stability, reference materials) to the Services.

(2)
If Ascendis wishes to use certain batches (e.g. process qualification batches) manufactured [***] for [***], the following shall apply:

(i)
[***]; or
(ii)
[***].

(3)
Manufacture. Vetter International shall cause Vetter Pharma to Manufacture the Product and provide the respective batch documentation in accordance with the Standard.

(4)
Quality requirements deviating from the Standard. In case Ascendis wants to market Product in Territory countries with quality requirements deviating from the Standard ([***]), the Parties will have good faith discussions about how to deal with any additional or different country-specific rules and regulations, if any. Ascendis shall [***]. Ascendis shall regularly and in a timely manner inform and keep informed Vetter International and its Affiliates of any such additional or different country rules and regulations applicable to the Product.

(5)
Equipment. Vetter International shall cause Vetter Pharma to procure the Equipment as listed in Annex 3 which Equipment shall be [***] Ascendis. Such Equipment, including Equipment purchased under previous agreements but used in the commercial Manufacture of Product, shall be [***]. Vetter International shall maintain such Equipment [***] and operate the Equipment in accordance with the SOPs. [***] for repairs and replacement, unless [***]. Vetter International shall [***] maintain, and if necessary, repair or replace, all other equipment needed for the manufacture of Product. If additional Ascendis dedicated equipment needs to be purchased, Vetter International shall address the respective costs towards Ascendis and both Parties shall update Annex 3 accordingly.

(6)
Project Management. A joint project steering committee (“JPSC”) shall be formed comprising up to [***] members, including at least [***] from each Party. If possible, meetings of the JPSC shall be aligned with [***]. As needed, the JPSC shall meet [***] to discuss and evaluate the mutual cooperation and in good faith negotiate and decide upon any issues. Meetings may be held as teleconferences, with the intention to have [***] JPSC face-to-face meeting per [***]. Each Party may call for an ad hoc JPSC teleconference as deemed necessary. [***] The members of the JPSC shall attempt to amicably settle and in good faith resolve any dispute in connection with this Agreement and [***].

ARTICLE 3: MATERIALS

(1)
Delivery of Ascendis Materials. Ascendis shall supply and deliver or have delivered to the Warehouse [***] (Incoterms 2010), free of charge and at the risk of Ascendis, including with respect to any applicable transport insurance, such quantity of the Ascendis Materials as required to properly undertake the necessary preparations for the Manufacture of the Product and to timely fulfill Purchase Orders, all in accordance with the Commercial Quality Agreement. Such delivery shall include quality certificates for the Ascendis Materials as set forth in the Commercial Quality Agreement, upon which certificates Vetter International and/or its Representatives may fully rely without further investigation. Delivery of Ascendis Materials shall take place according to the timelines specified in the SC Terms. Ascendis may deliver Ascendis Materials (e.g. API) up to [***] earlier than required according to the forecast. If additional freezer capacity is required, both Parties shall enter into good faith discussions regarding the additional procurement and Ascendis shall bear the respective costs.

(2)
Storage. Vetter International shall store Ascendis Materials at Vetter International's Warehouse under conditions as specified in the Commercial Quality Agreement, and including such security measures as emergency power supply, temperature alarms, and emergency backup freezer capacity. [***]

(3)
Status. The Ascendis Materials shall at all times remain the property of Ascendis. Ascendis shall be and remain responsible and liable for the Ascendis Materials and the quality thereof. Ascendis may, in its sole discretion, provide adequate property insurance for the Ascendis Materials (whether or not included as part of the Product or otherwise), and for all shipment and storage of any thereof, in an amount and on terms satisfactory to Ascendis. [***] In the event that Ascendis chooses to insure Ascendis Materials and Product while in the custody of Vetter International, Vetter International agrees to provide Ascendis’ insurance company with adequate information regarding its facilities, procedures, SOP’s etc.

(4)
Information. Ascendis shall provide any and all information with respect to the Ascendis Materials, including, without limitation, all chemical, pharmaceutical and/or biopharmaceutical compositions thereof and, to the extent reasonably known, any impact and interaction thereof on all other materials to be used in the Manufacture of the Product. If the provision of any such information has the effect, including any result of having to take additional security or safety precautions, of increasing the costs in performing obligations under the Commercial Quality Agreement or hereunder, Vetter International shall inform Ascendis thereof. Ascendis shall specifically inform Vetter International if the Ascendis Materials require any special handling or processing. Ascendis shall meet all notice and information requirements set forth herein and in the Commercial Quality Agreement, it being understood and agreed that neither Vetter International nor any of its Representatives shall have any responsibility or liability, including for lack of information or if such information should not be proper for the Manufacture, if the Product has been Manufactured in accordance with the Standard.

(5)
Delay due to Ascendis Materials. In the event of a delay in the Manufacture of the Product arising from inadequate delivery of Ascendis Materials (whether such delay is based on inadequacy of quality, quantity or otherwise) Vetter International may postpone the Delivery Date until such other date that Vetter International may reasonably determine, after good faith consultation of Ascendis, taking into account such factors as Facility capacity, other production commitments and similar business factors, provided, however, that Vetter International shall use commercially reasonable efforts to meet the agreed Delivery Date. [***].

(6)
Delay due to Vetter Materials. In the event of a delay in the Manufacture of the Product arising from inadequate delivery of any Vetter Materials (whether such delay is based on inadequacy of quality, quantity or otherwise) Vetter International may postpone the Delivery Date if Vetter International can document that delay was not due to insufficient safety stock or negligent causes or negligent inactions by Vetter International, until such other date that Vetter International reasonably determines, after good faith consultation of Ascendis, taking into account such factors as Facility capacity, other production commitments and similar business factors, provided, however, that Vetter International shall use commercially reasonable efforts to meet the agreed Delivery Date.

(7)
Testing. All Vetter Materials and all Ascendis Materials shall be tested in accordance with the Commercial Quality Agreement. [***]

(8)
Use. The Ascendis Materials shall be used for the Manufacture of the Product only. Vetter International shall notify Ascendis in writing of any surplus of the Ascendis Materials and any such surplus shall, if not usable for the Manufacture of the Product, be disposed of, returned to Ascendis or otherwise handled, all as reasonably directed by and at the cost and/or expense of Ascendis. Upon written request of Ascendis, Vetter International shall provide Ascendis with copies of a computerized inventory list, generated in accordance with the SOPs in respect of the Ascendis Materials stored at the Facility, all as separately agreed by and between the Parties in writing.

(9)
Vetter Materials. Vetter International shall cause Vetter Pharma to source the Vetter Materials in volumes sufficient and in due time to meet Ascendis’ Rolling Forecast and Purchase Orders (according to Annex 1).

ARTICLE 4: BATCH SIZE AND YIELD

(1)
Batch size. Product shall be Manufactured in validated batch sizes. It is expected that the initial process qualification batch will validate a nominal batch size range of [***] cartridges.

(2)
Yield. The Parties acknowledge that the Manufacturing process will yield a lower number of secondary packed cartridges for Delivery than the nominal batch size. After the Manufacture of [***] Product batches of each concentration and batch size, the Parties shall evaluate and mutually agree in writing on acceptable yield targets, taking into account normal fixed and flexible losses, including, for example, [***]. Until agreement on such yield provisions has been reached, Ascendis shall pay the full price regardless of the yield, except in case of Vetter International’s [***] (for clarity, the latter as limited by the provisions of Section 6 (7) of this Agreement). Subsequent batches delivered in amounts below the yield targets for the batch shall result in a correspondingly proportionally reduced price. If Manufacturing in larger scale is later validated, the Parties shall mutually agree on acceptable yield targets.

ARTICLE 5: INSPECTION & ACCEPTANCE

(1)
Inspection. Ascendis shall inspect the Product according to the provisions of the Commercial Quality Agreement, and review the batch documentation without delay, but in no event later than [***] after the Release. If the Product should not pass such inspection and/or the batch documentation should not pass such review, Ascendis shall promptly notify Vetter International in writing. If the Product has been shipped from the Warehouse to Ascendis or a third party designated by Ascendis, Ascendis shall, in accordance with the instructions of Vetter International, either return the rejected batch to the Facility or dispose of the Product.

(2)
Acceptance. Any Product and/or batch documentation not rejected as in the preceding Section described shall be deemed accepted and approved by Ascendis to the extent that either thereof may contain a latent defect. Any Product and/or batch documentation containing a latent defect shall be deemed accepted and approved, unless rejected by written notice to Vetter International within [***]; provided, however, that in case of discovery of a latent defect, [***] that such defect has been caused solely by Vetter International before risk transfer to Ascendis. Ascendis shall notify Vetter International in writing promptly after the discovery of any latent defect. Latent defects include defects which could not, by their nature or by their low relative occurrence, be identified upon initial inspection using GMP statistical sampling techniques.

(3)
Investigation, Dispute. Vetter International shall have the right to investigate any alleged Non-conforming Product. If, during any calendar quarter, [***] or more batches are rejected by Ascendis, Vetter International shall notify Ascendis and, upon receipt of such notification by Ascendis, the Parties shall meet to discuss, evaluate and analyze the reasons for and implications of the failure of the Manufacture to meet the Agreed Specifications and the rejection by Ascendis. Pending the same, Vetter International shall have the right to [***]. Vetter International shall perform or have performed such investigation, root cause analysis and any corrective action diligently and expeditiously. Prior to the completion thereof, Ascendis may request in writing the recommencement of Manufacture unless in conflict with GMP, subject to [***]. If the Parties disagree as to final disposition, analysis or corrective action, and, if Vetter International disagrees with Ascendis’ determination, the Parties shall attempt to resolve such disagreement through good faith discussion within the JPSC, failing of which the Parties shall appoint a mutually agreed-upon, independent pharmaceutical laboratory in the European Union to evaluate and determine whether the Product’s Manufacture was in accordance with the Standard as of the Delivery Date. The laboratory’s determination thereof shall be binding upon both Parties as to the facts evaluated, and the laboratory’s charges and related expenses [***].

(4)
Standard. Except for those Deviations of which Ascendis will be notified in writing as set forth in the Commercial Quality Agreement, all Product made available to Ascendis for delivery in accordance with Article 8 under this Agreement shall have been Manufactured in accordance with the Standard; [***].

ARTICLE 6: NON-CONFORMANCE, LOSSES AND RESUPPLY

(1)
Primary packaging materials. Other than as set out in the Sections below regarding Non-Conforming Product, neither Vetter International nor any of its Representatives shall have any responsibility or liability for any materials manufactured or supplied to the Facility by Ascendis or any third party (including Ascendis Materials and Vetter Materials) or any testing or other services performed by any third party or to undertake any testing or to otherwise certify the Vetter Materials other than as set forth in the Commercial Quality Agreement; provided, however, Vetter International shall transfer or cause to transfer to Ascendis any warranties as received in respect of primary packaging Vetter Materials and assist Ascendis to execute any such warranty claim. [***].

(2)
Vetter International’s responsibility for Non-Conforming Product. If the Parties agree about the Non-Conformance of a Product or it is otherwise concluded that Product is Non-Conforming, and the Non-Conformance is caused by [***] by Vetter International or its Representatives, Vetter International shall Manufacture a replacement batch [***]. In such a case Vetter International shall additionally be obliged to [***].

(3)
Ascendis’ or third parties’ responsibility for Non-Conforming Product. If Non-Conforming Product is caused by

a) [***], or

b) [***], or

c) [***].

(4)
Notification of Non-Conformance. Non-Conforming Product shall be notified by Ascendis within [***] after the Release of such Non-Conforming Product, otherwise Product shall be deemed accepted, unless Non-Conformance is latent and could not have been found within [***]. Such latent Non-Conformance shall be notified by Ascendis within [***], provided however, that in case of discovery of a latent Non-Conformance, [***] that such Non-Conformance has been caused solely by Vetter International before the risk transfer to Ascendis.

(5)
Delivery of replacement Products. Vetter International shall, if Ascendis so requests, deliver replacement Product and the corresponding batch documentation [***], and [***]. Vetter International shall at all times keep Ascendis updated about the progress of the scheduling and the re-Manufacture itself. For the purposes of any replacement, Ascendis shall supply or have supplied, as set forth in Section 3(1), Vetter International with the necessary Ascendis Materials.

(6)
API loss during storage. Vetter International and/or any of its Representatives shall [***].

(7)
API loss in conjunction with the Manufacturing of Product batches. For loss of API in conjunction with the Manufacturing of Product batches, Vetter International shall compensate Ascendis in connection with Non-Conforming Product caused by [***] up to the following liability caps:

a)
in case of [***]

aa) and for any API loss occurring in connection with the first [***] Product batches Manufactured under this Agreement:

Vetter International’s compensation obligation shall not exceed [***];

bb) and for any subsequent API loss:

Vetter International’s compensation obligation shall not exceed [***],

provided however, in both aforementioned cases of [***] aa) and bb) above, the aggregate amount of compensation [***] shall in no event exceed [***] for all API losses under this Agreement, [***].

b)
in case of Vetter International’s [***]

aa) and for any API loss occurring in connection with the first [***] Product batches Manufactured under this Agreement:

Vetter International’s compensation obligation shall not exceed [***]

bb) and for any subsequent API loss:

Vetter International’s compensation obligation shall not exceed [***],

provided however, in both aforementioned cases of [***] aa) and bb) above, the aggregate amount of compensation [***] shall in no event exceed [***] for all API losses under this Agreement, [***].

For the avoidance of doubt, any compensation payments to be paid or already paid [***] based on Vetter International’s [***] shall be deducted from further compensation obligations for Costs and Liabilities caused by Vetter International’s and/or any of its Representatives' [***] and vice versa with the effect that Vetter International’s aggregate [***] compensation obligation [***] for Costs and Liabilities caused by [***] shall in no event exceed the aggregate [***] cap as stipulated in this Section for [***].

Also for the avoidance of doubt, compensation for API loss within the limitations of liability agreed herein is [***] in cases where Non-Conforming Product is caused by [***].

ARTICLE 7: CAPACITY AGREEMENT, FORECAST AND PURCHASE ORDERS

The Parties agree to the Capacity Agreement attached as Annex 1to this Agreement. Forecast and Purchase Order provisions are governed by the SC-Terms attached as Annex 1.

ARTICLE 8: RELEASE AND DELIVERY

(1)
Samples for external analysis. No later than [***] calendar days prior to the agreed Delivery Date, Vetter International shall send samples to third parties for analysis, as designated by Ascendis and further detailed in the Commercial Quality Agreement.

(2)
Release. Product shall be released in two steps:

a)
"Release" by Vetter Pharma according to the Standard and against the Agreed Specifications, as defined in the Commercial Quality Agreement, and
b)
"Final Release" by Ascendis after (i) review of the Release documentation required to be submitted from Vetter International to Ascendis no later [***] before the Delivery Date as further detailed in the Commercial Quality Agreement, and (ii) review of results from inspections and analyses performed by third parties.

Both Parties agree to continue their good faith discussions, following the execution of this Agreement, with the intention to update the processes regarding the Release and Final Release (including this Article as well as Sections 5(1).

(3)
Delivery. Product shall be delivered [***] ([***] Incoterms® 2010). Provided Ascendis has met its obligations regarding delivery of Ascendis Materials (in particular delivery in due time and in sufficient amounts as set forth in Article 3), and Vetter International has met its obligations to submit Release documentation in due time, Vetter International shall deliver Released Product on the Delivery Date.

(4)
Storage of Released Product. Unless otherwise agreed between the Parties, if Product is not collected by Ascendis within [***] after notification of Final Release, Vetter International shall store such Product [***] and in accordance with its SOPs as specified in this Article 8. However, The Parties agree, that storage of Products, starting from the Delivery Date, will be [***], for clarity meaning that [***]. Upon Ascendis’ request Vetter International shall [***] store Released Product for up to [***], in which case, [***].

(5)
Assistance. In amplification of the provisions with respect to [***] ([***] Incoterms® 2010) set forth or referred to above, and not in limitation thereof, Vetter International shall directly or indirectly through its Representatives, upon request of Ascendis and in any event at [***], assist in (i) [***]; (ii) [***]; (iii) [***]; and/or (iv) [***]. Ascendis shall, upon request of Vetter International, provide information required for taxation or reporting purposes in respect of [***].

(6)
Shipment. Product may only be shipped after Final Release, except under quarantine. Vetter International shall coordinate all shipments with Ascendis' logistics function. [***].

(7)
Quarantine shipment. Product not yet Final Released may be shipped under quarantine upon prior written request of Ascendis [***]. Quarantine shipment shall not imply Ascendis' automatic acceptance of a batch, [***].

(8)
Delay in delivery. Vetter International agrees to inform Ascendis no later than [***] after it has become apparent that the delivery of Product may be delayed. In such case Vetter International must inform Ascendis of its plan to solve the issues causing a delay, [***] to solve the issues and confirm a new Delivery Date to Ascendis as soon as possible.

ARTICLE 9: PRICES AND PAYMENTS

(1)
Prices. Ascendis shall pay to Vetter International such prices for the Product as determined in Annex 2, plus any applicable taxes (e.g. VAT), customs, fees and other duties, if any. [***].

(2)
Price adjustments. Vetter International may reasonably adjust its prices no more than [***], and becoming effective as of the next [***], as follows, provided Vetter International notified Ascendis in writing about the respective price adjustments no later than [***]:

(3)
the reference value shall be calculated by taking into account of [***] of the value provided according to [***] published by the German Statistical Federal Office and [***] published by the U.S. Bureau of Labor Statistics (together the “PPI”) and

(4)
in the event of an increase or decrease of the PPI [***], Vetter International shall be permitted to [***] and Ascendis shall be entitled to [***].

(5)
Extraordinary price adjustment. Any further events with regard to which Vetter International has a reasonable interest to adjusting its prices, such as e.g.
(i)
[***],
(ii)
[***],
(iii)
[***], and/or
(iv)
[***],

may be addressed by Vetter International at [***]. Vetter International shall provide Ascendis with reasonable evidence showing such increase and the Parties shall [***].

(6)
Payments. Without undue delay, Vetter International shall issue an invoice upon [***] or, in case of Product not yet Final Released, Vetter International shall be entitled to invoice [***]. Payments shall be made in Euros and due [***] of the invoice date (receipt of readily available funds by Vetter International). If Ascendis pays later than [***] of receipt of the invoice, Vetter International shall be entitled to interest of the invoiced amount of [***] (except when payment is subject to a good-faith resolution of any dispute). Ascendis shall add such interest, accumulated in accordance with this Article as of the time of payment due, to the invoiced amount and include such with the payment by Ascendis.

ARTICLE 10: APPROVALS, AUDITS, CHANGES AND REGULATORY SERVICES

(1)
Product. Ascendis shall obtain and maintain, at its cost and risk, all Regulatory Approvals for the Manufacture of the Product. Ascendis shall not distribute or otherwise use the Product without first securing such Regulatory Approvals. Vetter International shall cooperate and make every commercially reasonable effort, [***], in having information and other assistance provided as Ascendis may reasonably request with respect to the Regulatory Approvals.

(2)
Facility. Vetter International shall cause Vetter Pharma to obtain and maintain the necessary manufacturing authorization with respect to the Facility issued by the applicable German health authority in accordance with the German Medical Act (Arzneimittelgesetz) and, upon written request of Ascendis, Vetter International shall make available a copy of such authorization. Ascendis understands and agrees that certain regulatory authorities may still have to approve of the Manufacture of the Product, [***], and that neither Vetter International nor any of its Affiliates warrants to Ascendis any such approval.

(3)
Regulatory Services. Ascendis shall employ Vetter International and/or its Affiliates in preparing such regulatory filings as set forth in the Commercial Quality Agreement and this Agreement which are relevant to the Manufacture and provide certain supporting documents if reasonably required, all as agreed upon by the Parties in the Agreed Specifications and [***] (“Regulatory Services”). Prior to delivering Regulatory Services, Vetter International or Vetter Pharma shall, on a case by case basis, inform Ascendis in writing [***]. The Parties agree that Vetter International may employ its Affiliates, in particular Vetter Pharma, for assisting Ascendis with regard to the Regulatory Services.

(4)
Information. If Ascendis requires Vetter International to perform Regulatory Services pertaining to any specific legislation, rules, regulations and practices or requirements of regulatory authorities and governmental bodies within the Territory (other than the generally applicable regulatory requirements of BfArM, EMA and FDA), Ascendis shall inform Vetter International and Vetter Pharma of the same.

(5)
Contact. Ascendis shall be solely liable for all documentation, submissions and communication with governmental, health and regulatory authorities or agencies, relating to the Product and the Regulatory Approvals. Ascendis shall keep the documentation submitted to such governmental and regulatory bodies updated as required by law, applicable regulation and regulatory practices. Neither Vetter International nor any of its Representatives shall have any right or obligation to communicate with any such governmental, health and regulatory bodies regarding the Product unless required to do so by law, the Commercial Quality Agreement or as otherwise requested by Ascendis in writing.

(6)
Assistance. Any assistance requested by Ascendis and provided by Vetter International or its Affiliates beyond the Regulatory Services in connection with regulatory submissions and Regulatory Approvals for the Products, shall be subject to the Parties' prior written agreement and the costs of the provision of such assistance shall be borne as mutually agreed by the Parties in writing. Any request for such assistance by Ascendis shall include complete instructions and any other information reasonably necessary for Vetter International to evaluate the required assistance and to calculate costs which would be incurred in performing the same in order for the Parties to discuss and agree upon the terms of the provision of such assistance.

(7)
Audits. Ascendis may conduct routine and for-cause audits according to the provisions in the Commercial Quality Agreement. During such audits Ascendis may be accompanied by potential business and/or licensing partners subject to reasonable prior notice to Vetter International and provided that any such partner prior to participating in such audit is bound to confidentiality by entering into a 3-way confidentiality agreement with Ascendis and Vetter International, except if such partners or any of their affiliates are a) [***] or b) [***] (“Vetter Competitor”).

(8)
Extended Access to Facility. In case of major and/or critical technical and/or quality related issues, Vetter International shall allow [***] Ascendis [***] access to its Facility as necessary to observe Manufacturing and review documents related to the GMP system and Ascendis Product batches; provided, however, Ascendis shall notify Vetter International at least [***] in advance of such request, unless this would conflict with a planned visit by a third party or internal meeting, in which case Vetter International may reasonably postpone such request by Ascendis. Vetter International shall provide the visiting Ascendis [***] with reasonable office space during regular working hours according to the internal procedures of Vetter International. The visiting Ascendis [***] shall comply with any and all confidentiality, security, safety, quality or similar guidelines that apply to persons present in the Facility and that are communicated by Vetter International or Vetter Pharma.

(9)
Costs for audits. Any costs and/or expenses associated with any audits performed by any regulatory authority with respect to the Facility, the Manufacture and/or the Product shall be borne by [***], except costs incurred from audits by the German health authorities, FDA and/or EMA not directly related to the Product which shall be borne by [***].

(10)
Post-approval changes. Unless mandated by compulsory regulatory changes, the JPSC shall agree upon significant post-approval changes. [***] shall bear the costs for post-approval changes (e.g. [***]) implemented [***] whereas [***] shall compensate [***] for costs of implementing [***] post approval changes (e.g. [***]). If not expressly governed by this Agreement, any impact of other changes related to prices or other terms of this Agreement shall be negotiated in good faith and agreed upon in the JPSC.

(11)
Change Control. Any and all changes shall be processed in accordance with the change control procedures set forth in the Commercial Quality Agreement, subject to this Section and the succeeding Section. With respect to any change to be made in accordance with the Commercial Quality Agreement, Vetter International and Ascendis shall also mutually agree on any necessary or desired amendments to this Agreement, including, without limitation, price adjustments and compensation for any additional costs, efforts and/or expenses.

(12)
Changes Dispute. In the event of a dispute regarding a change, Ascendis and Vetter International shall discuss in good faith how to proceed; provided, however, Vetter International shall not be required to cause Vetter Pharma to continue the Manufacture of the Product, which may be [***] if Vetter International and Vetter Pharma [***]. If Vetter International and Vetter Pharma [***] such incorporation or non-incorporation of a change [***], then Vetter International shall cause Vetter Pharma to continue the Manufacture of the Product with the incorporation or the non-incorporation of such change, in which event [***].

ARTICLE 11: INTELLECTUAL PROPERTY

(1) Pre-Existing. Except as expressly granted under this Agreement, either Party and/or any of its Representatives shall not acquire any right, title or interest in any and all intellectual property meaning (i) inventions (whether or not patentable), patents, trade secrets, copyrights, trademarks, trade names and domain names, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how) and any other intellectual property rights, in each case whether registered or unregistered, and (ii) all applications (or rights to apply) for, and renewals or extensions of, any of the rights described in the foregoing section, which exist now, or which come to exist in the future, in any part of the world (individually and collectively, “IP”) of the other Party and/or any of its Representatives. Any right, title or interest in and to such IP (i) existing prior to the Effective Date and/or (ii) that is developed by or for, or otherwise comes to be owned or controlled by a Party or any of its Affiliates, separately from and independently of any activities performed under this Agreement (respectively, “Pre-Existing IP”) shall not in any way be affected by this Agreement.

(2)
[***]. All [***] hereunder (“Developments”) that (i) [***], and (ii) [***] (“New [***] IP”) shall be [***].

(3)
[***]. Any [***] that are generally applicable to the development or Manufacture of [***] (“General Manufacture Invention”), shall be [***].

(4)
Licenses for Ascendis. Vetter International and/or any of its Affiliates hereby grants Ascendis and/or its Affiliates a [***] solely to the extent [***] necessary for
(i)
[***]; and/or
(ii)
[***].

Vetter International confirms that, as of the signature date to this Agreement, [***]. [***].

(5)
Licenses for Vetter. Ascendis hereby grants to Vetter International (and/or any of its Affiliates, as may be reasonably required and subject to the provisions hereof) a [***], but only to the extent needed for, and solely for the purpose of, Vetter International’s and/or its Affiliates’ use thereof in the performance of their respective duties and obligations under this Agreement. Only to the limited extent as may be necessary to enable Vetter International to [***], Ascendis shall grant Vetter International and/or any of its Affiliates a [***]; but only to the extent such can be generally applied within due course of Vetter International and its Affiliate’s business, including for other customers, without disclosing Ascendis Confidential Information.

(6)
Tech Transfer. Notwithstanding any anything to the contrary in this Agreement, Ascendis shall [***]; provided, however, that such process shall [***]:
(i)
[***] and
(ii)
[***].

In order to [***], [***] may [***] if and to the extent granted in this Agreement, [***], [***](“Target Specifications”), which [***] may include e.g.:

(i)
[***],
(ii)
[***],
(iii)
[***],
(iv)
[***],
(v)
[***],
(vi)
[***],
(vii)
[***],
(viii)
[***],
(ix)
[***],
(x)
[***],
(xi)
[***], and
(xii)
[***].

However, and for clarity, [***], except if and to the extent required for health authorities or regulatory authorities, or as required by applicable law regarding:

(i)
[***],
(ii)
[***], or
(iii)
[***].

In no event [***] if [***] and/or if their use or if any [***] provided [***] results in a [***].

(7)
Infringement. [***] shall [***] of any third party claim that the Ascendis Materials, any Information of Ascendis, other matter provided by Ascendis, or the use [***] of any thereof, infringes any IP of any third party. [***] shall [***] of any third party under the patent or intellectual property laws of the United States of America and/or the European Union or any member state thereof [***].

ARTICLE 12: LIABILITY, INDEMNIFICATION, INSURANCE AND RECALL

(1)
Liability. Except as expressly set forth in this Agreement, Vetter International and/or any of its Representatives [***] which liability is limited as follows:

a)
in case of [***]

Vetter International’s aggregate liability [***].

b)
in case of [***]

Vetter International’s aggregate liability [***].

([***]). For clarity, aforementioned liability caps [***].

For the avoidance of doubt, any compensation payments to be paid or already paid [***] based on [***] under this Section shall be deducted from further compensation obligations for Costs and Liabilities [***] with the effect that Vetter International’s aggregate [***] compensation obligation [***] for Costs and Liabilities [***] shall in no event exceed the aggregate [***] cap as stipulated in this Section [***].

Vetter International and/or any of its Representatives [***] as long as each follows the standard manufacturing, storage and other practices used in the German pharmaceutical contract manufacturing industry in performing its respective obligations which means, among other things, that each may rely on the correctness and completeness of the Agreed Specifications, the Information of Ascendis and/or any other information or direction by or on behalf of Ascendis, [***].

(2)
Indemnification. [***].

(3)
Procedure. Each Party shall promptly notify the other Party in writing of any claim, suit or other action brought or threatened in connection with or under this Agreement and shall provide reasonable cooperation in the defense of any thereof. Each Party shall not settle or otherwise resolve any such claim, suit or other action without prior written consent of the other Party.

(4)
Insurance. Ascendis shall self-insure or maintain product liability insurance coverage with a reputable international insurance company, of in the aggregate of [***] per each calendar year during the Term. Vetter International shall maintain and shall cause Vetter Pharma to maintain product liability insurance coverage (to the extent commercially reasonable and practicable and if otherwise, Vetter International shall remain responsible and liable for such coverage herein set forth) with a reputable insurance company, in the aggregate of [***] per each calendar year during the Term, with [***]. Upon request of the other Party, each Party shall provide reasonable documentation and certificates to confirm that such insurance coverage is in effect.

(5)
Recall Costs. If any Product is recalled and such recall (for clarity, which must not be initiated without order of a Regulatory Authority or the potential risk of receiving such an order from a Regulatory Authority) has solely been caused by [***] shall be liable to compensate [***] direct costs of recall, which liability is limited as follows:

a)
in case of [***]

Vetter International’s liability is limited to a maximum of [***] in aggregate per recall,

b)
in case of [***]

Vetter International’s liability is limited to a maximum of [***] in aggregate per recall.

For clarity, aforementioned liability caps shall not apply in case of [***]. Any loss of API caused in connection with a recall shall be compensated in accordance with the provisions in Section 6 (7) above.

(6)
For clarity, Vetter International and/or any of its Representatives shall have no warranty obligation (in German Gewährleistungsverpflichtung), responsibility or liability to Ascendis (or any third party on behalf of Ascendis) for any loss of the Ascendis Materials, Product liability, recall or otherwise beyond what is expressly stipulated in this Agreement.

ARTICLE 13: LIMITATIONS

(1) Special Damages. Notwithstanding anything to the contrary contained in this Agreement, neither Party nor any of its Representatives shall be responsible or liable to the other Party and/or any of its Representatives for any reason whatsoever (even upon the occurrence of a tort with respect to the Product or otherwise) for loss of profits (except any profits contained in the prices to which Vetter International may be entitled for completion of its contractual obligations), loss of good will, loss of business or special, incidental, indirect, exemplary or consequential damages, except if any of the foregoing arises out of [***] a breach of the confidentiality provisions contained in Article 16 of this Agreement and in any case subject to the liability limitation as stipulated in [***].

(2) No Warranty. Except as in this Agreement expressly set forth, Ascendis agrees that neither Vetter International nor any of its Representatives makes or has made any other representation, warranty, covenant or agreement (whether express or implied). Any representation, warranty, covenant or agreement set forth in this Agreement is exclusive and in lieu of any other warranties, written or oral, direct, implied or statutory, including, but not limited to, express or implied warranties for merchantability, quality or fitness for a particular purpose.

(3)
No Liability. Notwithstanding anything to the contrary contained in this Agreement, it is expressly agreed by and between the Parties that no Representative of Vetter International shall assume any responsibility or liability, but Vetter International shall be responsible and liable for the performance of any of its Representatives to the same extent as if Vetter International had performed or failed to perform, all as contemplated or required hereunder, and any claim made under this Agreement (for clarity, specifically including the Commercial Quality Agreement) shall exclusively be made against Vetter International.

(4)
Vetter International shall have no liability related to any services performed by third party service providers, other than a Vetter International Affiliate, the ones stated in Section 17(7)(a), those approved according to Annex 8 of the Commercial Quality Agreement, or Ascendis, as set forth in Section 6(1).

ARTICLE 14: TERM AND TERMINATION

(1)
Term. This Agreement shall be in full force and effect for an initial term of five (5) years, commencing as of the Effective Date (“Initial Term”). Upon the expiration of the Initial Term and any subsequent term, this Agreement shall automatically be renewed for subsequent terms of two (2) years each (Initial Term and any subsequent term collectively, the “Term”). For clarity, any rights or obligations accrued prior to the expiration of the Term or termination of this Agreement (respectively, the “Completion Date”) shall not prejudice or preclude any remedies either Party may have under this Agreement.

(2)
Termination. Neither Party may terminate this Agreement without cause, except Ascendis may terminate this Agreement without cause with two years’ written notice and with (earliest) effect from expiry of the Initial Term.

(3)
Termination for cause. Each Party (as applicable) shall have the right to terminate this Agreement (with immediate effect or, if applicable, after the expiration of an applicable time period) upon prior written notice if the other Party is in major default in the fulfillment of any material obligation under this Agreement. The term “major default” shall include, but not be limited to

(i) if the other Party makes a general assignment (novation) for the benefit of its creditors and not in accordance with Section 17(7), or

(ii) proceedings are commenced in any court of competent jurisdiction by or against such Party (by any third party but not by the other Party) seeking (a) relief in respect of such Party under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debt, wherein any such proceedings continue undismissed, or an order with respect to any of the foregoing is entered and continues unabated, for a period of more than ninety (90) calendar days; or (b) the appointment of a receiver or trustee of any significant part of the property, of a Party.

(iii) in the case of any other default which can be cured, the failure to commence to remedy the default during a period of ninety (90) calendar days after the giving of written notice specifying such default; and (iii) the failure to self-insure or provide for or maintain product liability insurance as required under this Agreement, or pay any insurance premiums when due; (iv)failure to establish mutual agreement in accordance with Section 10(12) within forty five (45) calendar days.

(4)
Specific termination right for cause by Ascendis. Ascendis shall have a specific termination right for cause (with immediate effect) in case Vetter International and/or Vetter Pharma [***] are being taken over by a competitor of Ascendis (for clarity, meaning [***]), or if such change of control would create a conflict of interest that is reasonably expected to materially impact the business of Ascendis due to certain past or present lawsuits with such third party, [***] (any such third party in an “Unqualified Acquirer”).

(5)
Specific termination right for cause by Vetter International. Vetter International shall have a specific termination right for cause (with immediate effect) in case:

(i) Ascendis is the subject of a change of control by a third party that

(a) is a direct Vetter International competitor [***],

(b) [***], if such change of control would materially impact the business of Vetter International due to [***];

(ii) Vetter International can show Ascendis beyond doubt, by providing reasonable evidence and documentation, that [***]; or

(iii) Vetter International can show Ascendis beyond doubt, by providing reasonable evidence and documentation, that [***].

(6)
For each case set forth in Section 14(4) and 14(5): provided that, in the case of (i), a Party may exercise such termination right [***] or [***], and; provided [***], and such termination shall be effective only if the Parties fail to reach an agreement on how to continue the project following such [***] period.

(7)
Consequences. Upon the Completion Date, Vetter International shall, in its sole discretion, sell to Ascendis and Ascendis shall purchase, at the prices herein provided, any Product for which Purchase Orders have been or are required to be placed in accordance with the SC-Terms on or prior to the Completion Date and, at the purchase prices thereof, all Vetter Materials and other materials ordered as contemplated in or permitted under this Agreement. Ascendis shall be responsible and liable to Vetter International for any amounts related to, based upon or arising out of such termination, including for an orderly cessation of the Manufacture and any related activities, as well as such other amounts accruing prior to the Completion Date; provided, however, it is agreed and understood by Vetter International that any and all expenditures scheduled under the Manufacture not actually made due to such termination shall be deducted from any of the foregoing amounts. Upon the Completion Date, Vetter International shall arrange for delivery to Ascendis, or destruction, of any Ascendis Materials at the Facility, [***]. Upon the Completion Date, Vetter International shall make available, as is and where is, to Ascendis [***]. Vetter International shall have returned to Ascendis all documentation (including copies thereof) constituting Confidential Information of Ascendis and/or any of its Affiliates including all documents and report created by Vetter International or any of its Affiliates during the performance of the Service that are determined to be Confidential Information of Ascendis; provided, however, notwithstanding the foregoing, Vetter International or any of its Affiliates may retain such limited quantity of the Product, the Ascendis Materials (all thereof sufficient for [***]) and such documentation as may be necessary for proper record keeping in satisfaction of legal requirements. Upon the Completion Date, Ascendis shall return to Vetter International any and all documentation (including copies thereof) provided to Ascendis and constituting Confidential Information of Vetter International and/or any of its Affiliates; provided, however, Ascendis may retain such limited number thereof as may be necessary for proper record keeping in satisfaction of legal requirements.

(8)
Survival. [***] shall survive the Completion Date.

ARTICLE 15: ANTI-BRIBERY AND DATA PROTECTION

(1)
Anti-Bribery. The Parties shall comply at all times with all applicable laws and regulations in particular with such combating bribery and corruption (“Anti-Bribery Laws”). The Parties hereby represent and warrant that they have not offered to pay, paid, or accepted, and undertake that they will not offer, pay, or accept, any bribes (including any improper gifts or entertainment) to or by any person (including, in particular, any government or public official of any jurisdiction) to secure or retain a business advantage for the benefit of Vetter International and/or Ascendis under or in connection with this Agreement.

(2)
Policies and Procedures. The Parties shall take appropriate steps, in particular maintain and effectively enforce internal policies and procedures, to ensure that the Parties’ Representatives, agents, or any other person acting on behalf of the Parties will not breach any Anti-Bribery Laws. The Parties shall be responsible for any breach of Anti-Bribery Laws by its Representatives, agents, or any other person acting on behalf of the Parties under or in connection with this Agreement.

Each Party represents and warrants to notify the other Party without delay, if in connection with this Agreement

a.
one Party discovers a violation of applicable anticorruption and antitrust laws which are relevant for the performance of this Agreement; or
b.
investigations against one Party have been initiated by public authorities.

(3)
Data Protection. Each Party shall comply with all applicable laws, statutes, regulations relating to personal data protection.

ARTICLE 16: CONFIDENTIALITY

(1)
The confidentiality provisions of this Article shall govern Confidential Information (as defined below) disclosed in connection with this Agreement in every respect.

(2)
"Confidential Information" means any proprietary information, samples, technical data, trade secrets or know-how, including, but not limited to, research and product plans, products, services, lists of collaborators and corporate partners, markets, developments, inventions, processes, including manufacturing processes and procedures and processes as may be embodied or evidenced in formulae, manufacturing data, specifications and other related documents, patents and patented designs, copyrights, trademarks, industrial design, improvements, discoveries, ideas, devices, writings, any intellectual property and proprietary information relating to a product, as well as that directly derived or resulting from any of the foregoing, and/or any information or matter that a reasonable business person would or should deem confidential or proprietary, formulas, technology, marketing, finances or other business information disclosed by either Party (the “Discloser”) (either directly or indirectly in writing, orally or otherwise also during the presence at premises of a Party) to the other Party (the “Recipient”) whether or not labeled “Confidential” after the Effective Date.

(3)
Each Party agrees to maintain in confidence, to the same extent that it maintains its own Confidential Information secret, all Confidential Information of another Party. Except with Discloser’s prior written consent, Recipient will not, during or subsequent to the term of this Agreement, use Confidential Information for any purpose whatsoever other than for the performance of this Agreement or disclose Confidential Information to any third party other than Representatives who have a need to know in order to perform the Services provided that the Recipient procures that any of such Representatives receiving Confidential Information shall be subject to and bound in writing by confidentiality obligations substantially similar to the terms set forth in this Agreement. The agreement(s) defining such obligations and binding the Representatives of the Recipient shall be provided to the Discloser by the Recipient upon request. Recipient agrees that Confidential Information shall remain the sole property of Discloser. Recipient further agrees to take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information. Notwithstanding the above, Recipient's obligation under this Article 16 relating to Confidential Information shall not apply to information which:

a.
is known to Recipient at the time of disclosure to Recipient by Discloser as evidenced by written records of Recipient,
b.
has become publicly known and made generally available through no wrongful act of Recipient,
c.
has been received by Recipient without restriction on disclosure from a third party or
d.
is independently developed by or on behalf of the Recipient other than under this Agreement and without the aid, application or use of Discloser’s Confidential Information as evidenced by written documentation.

(4)
Notwithstanding any provision in this Agreement to the contrary, the Recipient may disclose Confidential Information of the Discloser to the extent Recipient is required to do so by any governmental or regulatory authority or court. In such event, the Recipient shall promptly notify the Discloser when such requirement to disclose has arisen, and cooperate with Discloser so as to enable Discloser to: (i) seek an appropriate protective order; (ii) make the confidential nature of the Confidential Information known to such governmental or regulatory authority or court; and (iii) make any applicable claim of confidentiality in respect of the Confidential Information.

(5)
Upon the termination of this Agreement (irrespective of the reason therefore), or upon Discloser's earlier request, Recipient will deliver on request to Discloser all of Discloser's property, including in particular that relating to Confidential Information, which is in Recipient's possession or control.

(6)
Each Party acknowledges and agrees that Confidential Information may be stored on each Party’s customary electronic data processing system and transmitted (sent and received) by each Party to another Party’s designated electronic mail address without encryption or other protective measures, unless otherwise agreed in writing. Any electronic mail address received by each Party from another Party shall be deemed a designated address unless otherwise indicated.

(7)
Each Party shall make no tangible copies or reproductions of Confidential Information of another Party unless reasonably required for the performance of this Agreement. Each Party shall ensure that any notices or marks referring to confidentiality or to proprietary rights as may be found on Confidential Information are reproduced on any and all such copies or reproductions made as hereunder permitted. Each Party agrees that it will, at the reasonable written request of another Party, destroy or otherwise dispose of all tangible records, reproductions or copies containing Confidential Information of such other Party; provided, however, that one (1) copy may be retained and stored for legal purposes. Digital backup files automatically generated by each Party’s customary electronic data processing system shall not be deemed to constitute a retained copy, provided, however that no such backup files may be stored for a period exceeding [***].

(8)
Except as otherwise required by law (including securities laws and regulations), neither Party will make any public announcement or press release regarding the existence or terms of this Agreement or such that mentions the other Party without the prior written consent of the other Party and the content of any such public announcement or press release shall be mutually agreed by the Parties in writing. It is specifically agreed [***].

(9)
Each Party agrees to indemnify, defend and hold the other Party and/or any of its Representatives harmless from and against any and all Costs and Liabilities resulting from or arising out of breach by it and/or any of its Representatives of the provisions of this Article 16.

(10)
The obligations of Recipient under this Article 16 shall survive the Completion Date and shall remain in effect for a period of [***] from the Completion Date.

ARTICLE 17: MISCELLANEOUS

(1)
Force Majeure. No Party shall be responsible or liable to the other Party and/or any of its Representatives, and no default shall be deemed to have occurred, for failure or delay in performing any obligations or for other non-performance if such failure, delay or other non-performance is caused by or arises from any strike, stoppage of labor, lockout or any other labor trouble, shortage of energy or raw material or any significantly prolonged inability to obtain materials or shipping space, due to the material default or significant delay by any supplier or sub-contractor or other events due to internalization of operations and services typically and customarily provided by a third party, fire, flood, lightning, fog, storm, unusual weather conditions, explosion, accident, earthquake, volcanic ash, epidemics, act of God, any public enemy, sabotage, invasion, war (declared or undeclared), riot, embargo, governmental or administrative act or restraint, prohibition on import or export of the Product or materials incorporated therein or parts thereof, or any matter or cause that is unavoidable by or beyond the reasonable control of the affected Party (each, an event of “Force Majeure”). A Party shall be under no obligation to settle a strike, labor stoppage, lockout, or any other labor trouble by entering into any agreement to settle any thereof and until any such matter is settled to the satisfaction of the affected Party, such matter shall continue to be deemed Force Majeure. Any and all of the foregoing shall also apply to a Party to the extent that an Affiliate of such Party is performing or providing any service (including under Section 1(6) referred to) or work in connection with the obligations of a Party. A Party claiming Force Majeure shall promptly notify the other Party specifying the cause and probable duration of the failure, delay or other non-performance. Neither Vetter International nor any of its Representatives shall be under any obligation to fulfill any Purchase Order which has been, or should have been scheduled to be performed during a time period of Force Majeure; provided, however, a Party so affected shall undertake every reasonable effort to fulfill its contractual obligations to the extent reasonably possible under the circumstances.

(2)
United Nations. The United Nations Convention on Contracts for the International Sale of Goods shall have no application to, and shall be of no force and effect with respect to, the matters set forth or contemplated in this Agreement.

(3)
Entire Agreement. This Agreement constitutes the entire agreement with respect to the matters set forth or contemplated in this Agreement and supersedes in any and all respects any prior communication, proposal, quotation, negotiation, conversation, discussion and agreement concerning the matters set forth or contemplated in this Agreement, and any terms and conditions thereof shall be null and void.

(4)
Conflict. In the event of any conflict between any provision of the Commercial Quality Agreement and the other provisions of this Agreement, the provisions of the Commercial Quality Agreement shall exclusively govern and control any and all technical, pharmaceutical and/or quality related matters of the Manufacture, whereas the other provisions of this Agreement shall exclusively govern and control any other matters.

(5)
Severability. Any provision of this Agreement held void, invalid or unenforceable shall be replaced by a mutually agreed provision that is effective, valid and enforceable and in compliance with the lawful purposes and intentions as contained in or determinable under this Agreement. Any matter not initially considered shall be resolved by incorporating such reasonable provision in order to complete this Agreement which approaches to the maximum extent such lawful purposes and intentions. The effectiveness, validity and enforceability of this Agreement shall remain independent of any provision which might be or has become void, invalid or unenforceable except if any replacement thereof is not possible and this Agreement would then not have been entered into.

(6)
Amendments. Any amendment or modification of the provisions in this Agreement contained, specifically including this Section, shall take effect only by a written document signed and duly executed. The Appendices may be amended from time to time separately and independently of the Commercial Quality Agreement.

(7)
Assignment. Neither this Agreement nor any right or obligation hereunder of each Party shall be assignable or transferable, except as herein provided, without the prior written consent of the other Party; provided, however,

a) Vetter International may cause internal logistic and warehousing operations to be performed by an independent subcontractor (currently [***]) and Vetter International shall be and remain responsible and liable for any performance of or failure to perform by such contractor.

b) Ascendis may assign its business related to the Product to [***] and Ascendis may assign this Agreement and its rights and obligations hereunder, to a successor in connection with a merger, consolidation or the sale of all or substantially all of Ascendis’ business to which the Agreement relates; provided, however, that (i) [***] and (y) [***].

c) Each Party may assign or transfer any such rights (and, for the avoidance of doubt, to grant of security interests in the same) to any of its Affiliates, or to lenders, shareholders, investors or financial underwriters, so long as such assignment or transfer does not impair or materially diminish the assigning Party`s ability to perform its obligations under this Agreement, provided, however, that the assigning Party shall not be relieved, by action of such assignment or transfer of rights, of any of its obligations hereunder, and the assignee shall, in addition to the assignor, assume confidentiality obligations to the same extent as set forth in this Agreement and accepted by the assignor.

(8)
Legal Notices and other communication. Any and all legal notices, requests, demands and other communication hereunder shall be in English (and any and all costs and/or expenses associated with necessary translation shall be borne by the incurring Party), be addressed as follows, or to such other address or fax number as each Party may specify in a notice pursuant to this Section, and be deemed duly given upon receipt if and when such receipt is on a Business Day and during normal business hours of the recipient or otherwise on the then-succeeding Business Day, and if mailed by registered or certified mail, return receipt requested (and for greater certainty, be deemed unduly given if delivered by email):

If to Ascendis: Ascendis Pharma A/S

Attn.: Legal Counsel

Tuborg Boulevard 12

D-2900 Hellerup, Denmark

If to Vetter International: Vetter Pharma International GmbH

Attn. Managing Director

Eywiesenstraße 5,

D-88212 Ravensburg, Germany

With copy to:

Vetter Pharma-Fertigung GmbH & Co. KG

Attn. Head of Legal Department

Schützenstraße 87,

D-88212 Ravensburg, Germany

The Parties agree that documents such as forecasts, Purchase Orders, changes orders, etc. may be submitted by e-mail.

(9)
Interpretation. The headlines of the Articles and the Sections are for convenience of reference only and shall not affect the interpretation of this Agreement. Any understanding or interpretation of any legal term contained or referred to in this Agreement shall solely be defined and interpreted in accordance with the laws of [***], irrespective of any other meanings or interpretations under any other source or body of law as may be found applicable to this Agreement by any court that may claim or assess jurisdiction under any conflict-of-laws provisions or otherwise, any of which other meanings or interpretations shall have no application to and be of no force and effect with respect to the matters herein set forth, referred to or contemplated.

(10)
Execution. This Agreement and any amendments thereto, may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Execution may be carried out conventionally (by handwritten ink signature of all counterparts) or electronically (with e‑signature by all Parties using the DocuSign® electronic signature system). Documents executed conventionally may be exchanged by (i) physical delivery of signed originals or (ii) electronic transmission of scanned or other images of the same, with physical delivery of the signed originals to follow; the Parties intend such transmitted images to have the same meaning, validity and enforceability as original documents bearing a handwritten signature, and a Party receiving a document so signed may rely upon it as if the original had been received. Documents executed electronically shall be deemed fully executed and legally binding upon all Parties' completion of the DocuSign® protocol, and the Parties hereby acknowledge their intent to be so bound.

(11)
Independent Parties. Each Party and any of its Affiliates are independent parties and nothing in this Agreement is intended or shall be deemed to create a partnership, a joint venture or a relationship of an agent with its client or an employer with its employee. No Party or any of its Affiliates shall have authority to make any statements, press releases, representations or commitments of any kind, or take any action which shall be binding on the other Party and/or any of its Affiliates, except as may be expressly authorized in writing which authorization shall not be unreasonably withheld.

(12)
Timely Performance. Any failure by either Party to request performance or non-performance by the other Party and/or any of its Affiliates or to claim a breach of this Agreement shall neither be construed as a waiver of any right under this Agreement nor affect any subsequent failure to request performance or non-performance or claim a breach, nor affect the effectiveness, validity and enforceability of this Agreement or any part thereof nor prejudice or preclude such Party with respect to any subsequent action. Any request for performance or non-performance by either Party and/or any of its Affiliates or claim of a breach of this Agreement, including breach of this Section, shall be effective, valid and enforceable only if such request or claim is reduced to writing.

(13)
Dispute Resolution, Governing Law. The Parties shall attempt to amicably settle and in good faith resolve any dispute in connection with this Agreement, by negotiations between designated representatives prior to resorting to any court action. If no amicable settlement and good faith resolution thereof has been achieved within [***], such dispute may be brought by written notice to the executive management representatives who shall use reasonable endeavors to amicably settle and in good faith resolve such dispute within [***] of receipt of said notice. If such settlement fails, either Party may, at its sole discretion, refer any dispute, controversy or claim arising out of or in connection with this Agreement to Arbitration under [***] (“Rules”).

All disputes, controversies or claims arising out of or in connection with the present Agreement shall be finally settled in accordance with the Rules by [***] appointed in accordance with the Rules. The seat of arbitration shall be [***]. The language to be used in the arbitral proceedings shall be English. Annexes to any procedural document may also be provided in the German language.

This Agreement including the Commercial Quality Agreement and all Annexes and Appendices thereto shall be governed by, construed and interpreted, and all disputes, controversies or claims arising under or in connection with this Agreement shall be resolved in accordance with the substantive law of [***] without recourse to any conflict of laws rules. The arbitral tribunal shall have the authority to order production of documents only in accordance and within the limits of [***] as current on the date of this Agreement.

Any decision or arbitral award delivered in the arbitration shall be reasoned and in writing, and shall be final and binding on the Parties and enforceable in any competent court of law. The Parties undertake to comply promptly with any award without delay and shall be deemed to have waived their right to any form of recourse insofar as such waiver can validly be made. The existence and content of the arbitral proceedings and any rulings or award shall be kept confidential by the Parties and members of the arbitral tribunal except to the extent that disclosure may be required of a Party to fulfil a legal duty, protect or pursue a legal right, or enforce an award before a state court or other judicial authority. Notwithstanding, before making such information public, the interested Party shall notify the other(s), in writing, and shall afford them a reasonable opportunity to protect their interests if they deem it necessary.

The losing Party shall bear the costs of the arbitration, pro rata, if applicable.

(Page remainder left blank intentionally, immediately followed by signature page.)

IN WITNESS WHEREOF, duly authorized representatives of each Party have executed this Agreement on the days and year at the places below written.

ASCENDIS PHARMA A/S

_Hellerup, Denmark______ (place), dated this __19_____ day of ____December________ (month), 2022

(signed)___/s/Michael Wolff Jensen_____________________

Name: ___Michael Wolff Jensen ______________________

Title: ___Chief Legal Officer _______________________

VETTER PHARMA INTERNATIONAL GMBH

Ravensburg, Germany, dated this __15th_____ day of ____December______ (month), 2022

(signed)__/s/Christine Fuerst____________ (signed)___/s/Nicolai Lehmann _____

Name: ___Christine Fuerst_____________ Name: ______Nicolai Lehmann _______

Title: sen Director, Key Account Management Europe Title: _______Key Account Manager____

ANNEX 1: SC-TERMS AND CAPACITY AGREEMENT

LONG RANGE FORECAST AND OTHER SUPPLY CHAIN TERMS
(Certain capitalized terms used herein but not defined in this Annex 1 are defined in the Agreement.)

1	LONG RANGE FORECAST CAPACITY AGREEMENT

(1)ASCENDIS has initially provided to Vetter International their aggregate non-binding, unless agreed otherwise as set forth in Section 1 (2) below, Product requirements for a [***] period, see Attachment 1 and 2 to this Annex 1 (“Initial Long Range Forecast”) and shall thereafter, on or before [***] during the Term, provide a successive update Long Range Forecast thereof (each update, the “Updated Long Range Forecast”; and the Initial Long Range Forecast and any Updated Long Range Forecast hereinafter the “Long Range Forecast”). The Long Range Forecast shall show the [***] (each, the “Annual Demand”) for a period of [***].

(2) The [***] of any Long Range Forecast as set forth in this Annex 1 shall be binding to ASCENDIS and shall be considered a rolling ASCENDIS capacity reservation commitment for each [***] period, which [***] (hereinafter the “ASCENDIS Commitment”). [***] of any Long Range Forecast shall be non-binding and for ASCENDIS and Vetter International planning purposes only, provided however, it is agreed and understood by ASCENDIS that [***]. In [***] of every Long Range Forecast or Updated Long Range Forecast the forecast is non-binding (Fig. 2 Attachment 1).

(3) The aggregate Product quantities set forth in all Long Range Forecast’s for the [***] is, unless otherwise specified, assumed to have an average batch size of [***], solely for procurement estimation and capacity reservation purposes of packaging materials.

The capacity agreement is separated in two phases, Long Range Forecasts submitted [***] (Pre-Launch Phase) and Long Range Forecasts submitted [***] (Post-Launch Phase)

Post-Launch Phase rolling capacity commitments

(i) [***].

Additional batches can be requested by ASCENDIS as set forth in Section 6(4) and 6(5) of this Annex 1.

(ii) and [***].

From [***], conditions as described above (Post-Launch Phase) will come into effect.

Pre-Launch Phase capacity commitments:

Market authorization for ASCENDIS’s first Product is to be expected in [***]. For the timeframe [***], ASCENDIS will have following flexibility (in batches)

•
[***] Maximum [***] Minimum [***]
•
[***] Maximum [***] Minimum [***]
•
[***] Maximum [***] Minimum [***]

First [***] of the Initial Long Range Forecast (in batches:

•
[***] Maximum number of batches [***]

                           Minimum number of batches [***]

•
[***] Maximum number of batches [***]

                           Minimum number of batches [***]

•
[***] Maximum number of batches [***]

                           Minimum number of batches [***]

For illustration purposes, Fig.1 and Fig.2 is attached to this Annex 1. It is agreed by the Parties that any such Maximum number of batches and Minimum number of batches per Annual Demand shall apply to the [***] period and that [***].

(4) Vetter International accepts the ASCENDIS Initial Long Range Forecast and hereby commits itself to reserve capacity at the Facility, in an equivalent of the Annual Demand set forth in each of the first [***] of the so accepted Initial Long Range Forecast provided in Attachment 1 and 2 to this Annex 1.

(5) With regard to any Updated Long Range Forecast, Vetter International shall inform ASCENDIS in [***] of each Calendar Year (during the Parties’ regular business review meeting), if Vetter International is able to provide the capacity requested by ASCENDIS in Calendar Year 3 of any Updated Long Range Forecast, and upon positive

—CONFIDENTIAL—

confirmation, Vetter International commits itself to reserve capacity in an equivalent of the Annual Demand set forth in such newly added third Calendar Year and such reservation commitment becomes part of the Vetter Commitment.

Vetter International shall confirm the updated forecast before the [***]. If not confirmed the updated forecast is deemed accepted by Vetter International with regards to delivery dates, quantities and without any penalties for Ascendis.

2	LONG RANGE FORECAST,

(1) The Parties shall discuss during the business review meeting the total ASCENDIS Annual Demand of Product quantities in batches for each of the following [***] and Vetter International will, in return, indicate to ASCENDIS the current capacity status of [***] being a non-binding information.

(2) Major demand changes (increase/decrease) shall [***]. If the number of batches of Product for each Calendar Year set forth in any updated Long Range Forecast exceed the allotted capacity of the cleanroom and/or production line to be used for the Manufacture, or require the procurement of additional Equipment, dedicated to the Manufacture of the Product of ASCENDIS, Vetter International shall inform ASCENDIS thereof. In such event, each of the Parties shall reasonably determine and agree upon with the other Party, if and to the extent necessary to achieve the increased capacities required by the Long Range Forecast, (i) the organization and timelines of the transfer of the Manufacture of the Product to a different cleanroom and/or production line (ii) the supply of additional Equipment; and/or (iii) any other changes necessary to achieve the increased capacities set forth in, and as required by, the Long Range Forecast [***].

3	MONTHLY ROLLING FORECAST

(1) For each Product to be Manufactured, ASCENDIS shall provide Vetter International, [***], with a [***] Monthly Rolling Forecast of the number of batches of Product that ASCENDIS intends to order from Vetter International. Such number of batches as requested to be delivered on the Delivery Date within a certain calendar month during such [***] period (the “Initial Monthly Rolling Forecast”, and each of the monthly revised forecasts, on a rolling basis, as

—CONFIDENTIAL—

Initial Monthly Rolling Forecast updates, hereinafter referred to as a “Monthly Rolling Forecast”).

(2) The Monthly Rolling Forecast shall show the anticipated demand of ASCENDIS for the Product, indicated per each Product variant for information (different Product concentrations), requested to be delivered on the Delivery Date in each calendar month, beginning on the first (1st) day of the month then-following the month of its submittal and receipt by Vetter International, and ending on the last day of the twenty fourth (24th) calendar month thereafter. Example: [***]. Each Monthly Rolling Forecast must therefore include: (i) requested Product quantities (“Product variant”) in batch quantities; together with (ii) requested delivery month and the dates desired for such Product quantity.

(3) Requested Product number of batches shall be [***]. [***].

(4) Each Monthly Rolling Forecast shall be [***] and shall [***]. In case the Product Quantities in number of batches in any Monthly Rolling Forecast do not comply with the requirements set forth in this Annex 1, [***]. A decrease in the Monthly Rolling Forecast [***]. In case the Product quantities in the Monthly Rolling Forecast exceed the Maximum Quantity, [***]. Any disputes and/or discrepancies with regards to the Monthly Rolling Forecast shall be discussed by the parties in accordance with this Section 3 of the Annex 1.

If the Forecast is within the defined Semi-Binding boarders, Vetter International shall confirm the updated rolling forecast within the same month, otherwise in the first week of the upcoming month. If not confirmed the updated forecast is deemed accepted by Vetter International with regards to delivery dates, quantities and without any penalties for Ascendis

4	BINDING PERIOD	The Product quantities in number of batches set forth in any Monthly Rolling Forecast in [***] (“Binding Period”) shall constitute a firm and binding commitment of ASCENDIS, and [***].
5	Semi-Binding PERIOD

—CONFIDENTIAL—

(1) The Product quantities in number batches set forth in any Monthly Rolling Forecast in [***] of each Monthly Rolling Forecast (“Flexible Period”) shall be deemed binding, as herein below set forth:

Monthly Rolling Forecasts of [***] shall determine the Product quantities in number of batches in the Flexible Period that are fixed as a [***] part of the Annual Reference Quantity (each a “[***]”):

• Product quantities in number batches provided by ASCENDIS in the Monthly Rolling Forecast for [***] shall [***]

• Product quantities in number batches provided by ASCENDIS in the Monthly Rolling Forecast for [***] shall [***]

• Product quantities in number batches provided by ASCENDIS in the Monthly Rolling Forecast for [***] shall [***]

The aggregate Product quantities set forth in all Monthly Rolling Forecasts for a Calendar Year have to comply with and meet the Annual Demand of [***], the applicable ASCENDIS Commitment as may be adjusted [***].

The “Annual Reference Quantity” for a Calendar Year shall mean the sum of the aggregated Product quantities in number of batches provided by ASCENDIS in [***]. Parties have added [***] accordingly.

In case of discrepancy between the Monthly Rolling Forecast and the Long Range Forecast, [***] shall apply.

(3) [***].

6	PURCHASE ORDERS, ADDITIONAL QUANTITY, OMITTED PURCHASE ORDERS

(1) Together with each monthly update of the Monthly Rolling Forecast, Purchase Orders shall be issued by ASCENDIS, which Purchase Orders shall correspond to the quantities set forth for the Binding Period of the then-current Monthly Rolling Forecast. ASCENDIS shall therefore place (i) initially, Purchase Orders covering [***]; and (ii) thereafter, Purchase Orders for [***] of the updated Binding Period.

(2) The requested Delivery Date indicated in the Purchase Order shall be no earlier than [***] after receipt of the Purchase Order by Vetter International.

—CONFIDENTIAL—

(3) Vetter International shall respond (by facsimile, any other written or electronic form) to every Purchase Order placed for the Binding Period within [***], and shall confirm Product quantities which meet the requirements of this Annex 1, and shall provide the Confirmed Delivery Date for the Product so ordered by ASCENDIS. If Vetter International has not responded [***] the orders are deemed accepted by Vetter International with regards to delivery dates, quantities and without any penalties for Ascendis

(4) Subject to the Facility’s manufacturing and equipment capacities and other supply commitments, the urgency of the supply needs of ASCENDIS, the Parties may mutually agree that additional quantities of Product may be available in excess of the ASCENDIS Commitment during (x) the Binding Period and/or (y) the Flexible Period and/or (ii) the Maximum Quantity (such quantities, to the extent so in excess, collectively “Additional Quantity”), and as such, ASCENDIS (1) may place a Purchase Order for the Additional Quantity within the Binding Period; or (2) adjust the Flexible Period of the Monthly Rolling Forecast in accordance with the terms of the Agreement. Vetter shall [***] to accommodate ASCENDIS’s request for Additional Quantity.

(5) In no event [***] shall acceptance to deliver Additional Quantities set forth in an individual Purchase Order for such Additional Quantity (i) [***]; or (ii) [***].

(6) If, in any given calendar month within the Binding Period, ASCENDIS does not place a Purchase Order in accordance with the then-current Monthly Rolling Forecast related to the Minimum Quantities of the ASCENDIS Commitment in number of batches, [***].

7	REPLACEMENT PRODUCT

If for any reason ASCENDIS is not in a position to order sufficient quantities of Product in order to comply with its Minimum Quantities in number of batches as set forth in this Agreement or wishes to cancel a slot within the Binding Period, [***]. [***]. The parties shall agree in good faith any amendments to the Agreement that are necessary as result of ASCENDIS exercising such right. Vetter International accepts the switch between the presentation [***] before the requested and confirmed delivery date [***].

—CONFIDENTIAL—

8	ANNUAL RECONCILIATION AND CAPACITY COMPENSATION

(1) Until [***] of each Calendar Year, the Parties shall jointly review the Product quantities which have been delivered during such Calendar Year for which ASCENDIS has actually provided Purchase Orders and/or paid for in accordance with this Annex 1 (“Annually Ordered Quantity”).

(2) in the event that any such review reveals that [***] (i) [***] and/or (ii) [***], then [***] (each, [***]),

multiplied by

(i)
[***]; or
(ii)
(ii) [***].

Unless [***]

 (3) In support of Section 8(2) of this Annex 1 above, the following formula shall apply, to calculate [***]:

Average Weighted Batch Price means [***].

•
[***]

and/or

•
and/or [***]

and/or

•
[***]

and

•
[***]

(4) Unless specified otherwise in the Agreement, ASCENDIS shall [***]. However, [***].

9	FREEDOM OF FILLING DAY

Based on the information provided in the Monthly Rolling Forecast, Vetter International shall schedule the Manufacture and confirm Delivery Dates, in accordance with Section 6(3) of this Annex 1. Filling days shall be communicated to ASCENDIS. Vetter International shall always try to prioritize Purchase Orders with critical shelf life and [***].

10	BATCH SIZE

—CONFIDENTIAL—

The Monthly Rolling Forecast model used under this Agreement is designed for ordering and forecasting within the validated range of the Product batches.
11	INVENTORY, SAFETY STOCK

(1) Based on the monthly Monthly Rolling Forecast (and, to the extent commercially practicable, on such revised or updated Monthly Rolling Forecasts), [***] (for clarity, [***]). Vetter International shall maintain a stock of Sourced Materials (“Inventory”) in quantities sufficient for the Manufacture of (i) the quantities of Product set forth for all calendar months of the Binding Period; plus (ii) [***] of the Annual Demand (as set forth in the current Vetter International accepted Long Range Forecast). The Inventory shall be discussed during the business review meeting. If it has been determined by the business review meeting additional Inventory is required [***]. Any such additional Inventory shall [***].(2) If, and to the extent that, Sourced Materials procured by Vetter International in accordance with this Annex 1 should become obsolete or unfit for the Manufacture of Products, due to (i) [***]; (ii) [***]; (iii) [***]; (iv) [***]; (v) [***] and/or (vi) expiry or termination of this Agreement (not attributed to [***]), and [***], [***]. [***] will use [***] to mitigate the costs (e.g. [***]).

12	LATE DELIVERTY ASCENDIS MATERIALS	If a late delivery without having a safety stock results in the loss of a filling slot, it will be considered as [***], or [***] hereunder, and shall be subject to [***].
13	REVISION	Any revision of this Annex 1 shall require an amendment of Agreement, as provided in and subject to Section 18(6) of the Agreement.

ATTACHMENT 1 Initial Long Range Forecast

[***]

Attachment 2: Detailed tolerances and visualized overview for the Pre-Launch Phase

[***]

—CONFIDENTIAL—

Fig. 2

[***]

Fig.3

[***]

Fig. 4

[***]

[***]

[***]

—CONFIDENTIAL—

ANNEX 2: PRICES

[***]

—CONFIDENTIAL—

ANNEX 3: EQUIPMENT

Equipment at Vetter owned by Ascendis Pharma:

[***]

ANNEX 4: COMMERCIAL QUALITY AGREEMENT

[***].